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                             PETROGLYPH ENERGY, INC.
                                1302 NORTH GRAND
                            HUTCHINSON, KANSAS 67501

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned stockholder of Petroglyph Energy, Inc., a Delaware corporation (the "Company"), hereby appoints Robert C. Murdock and S. Kennard Smith, or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Special Meeting of Stockholders to be held on ______________, 2000 at 10:00 a.m., Central Standard Time at 1302 North Grand, Hutchinson Kansas 67501, or any adjournment thereof, according to the number of votes that the undersigned would be entitled to if personally present upon the matters referred to in this proxy.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE PROPOSALS.

1. PROPOSAL 1--Approval and adoption of: the Agreement and Plan of Merger, dated June 20, 2000 by and between the Company and III Exploration Company and the related merger of Petroglyph Acquisition Sub, Inc., a wholly owned subsidiary of III Exploration Company, with and into the Company whereby each outstanding share of the common stock of the Company (other than shares owned by III Exploration and its affiliates) will be converted into the right to receive $2.85 in cash.


         [ ] FOR    [ ] AGAINST    [ ] ABSTAIN




                   (CONTINUED AND TO BE SIGNED ON OTHER SIDE)



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                           (CONTINUED FROM OTHER SIDE)

         This Proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR the proposals set forth herein.

         The undersigned acknowledges receipt of Notice of Special Meeting of Stockholders dated __________, 2000, and the accompanying Proxy Statement.

                                        Date:                     , 2000
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                                        Signature


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                                        Signature



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                                        Name(s) (typed or printed)



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                                        Address(es)



                  Please sign exactly as name appears on this Proxy. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.


                  PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.


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